Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS RESULTS EXCEEDS THIRD QUARTER GUIDANCE

ANGLETON, TX, OCTOBER 23, 2014 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the quarter ending September 30, 2014.

	Three Months Ended
	Sep 30,	Jun 30,	Sep 30,
	2014	2014	2013
Net sales (in millions)	$731	$717	$600
Net income (in millions)	$17	$22	$24
Net income – non-GAAP (in millions)	$23	$23	$17
Diluted EPS	$0.32	$0.41	$0.43
Diluted EPS – non-GAAP	$0.43	$0.43	$0.31
Operating margin (%)	3.0%	3.8%	4.9%
Operating margin – non-GAAP (%)	4.0%	4.1%	3.5%

President and CEO Gayla J. Delly commented, “We are pleased with the solid performance of our teams during the third quarter as we have continued to support new program ramps and acquisition-integration activities. Additionally, the third quarter business development efforts provided strong bookings with significant production and engineering wins. Despite recent uncertainty in global markets, we are well positioned to execute our strategic plan and continue driving profitable growth.”

Third Quarter 2014 Highlights

•         Revenue of $731 million increased 2% from Q2 2014 and 22% from Q3 2013.

•         The Company incurred a $5 million charge ($0.09 per share) for the write-down of inventory and provisions to accounts receivable associated with the bankruptcy of GT Advanced Technologies. The charges increased cost of sales by $2 million and SG&A by $3 million.

•         New program bookings were $140 million to $160 million.

•         Restructuring and integration and acquisition-related costs totaled $2 million.

•         Cash flows provided by operating activities were approximately $28 million.

•         Cash and cash equivalents balance was $420 million at September 30, 2014.

•         Accounts receivable was $534 million at September 30, 2014; calculated days sales outstanding were 66 days compared to 63 days at June 30, 2014 and 64 days at September 30, 2013.

•         Inventory was $434 million at September 30, 2014; inventory turns were 6.2 times compared to 6.3 at June 30, 2014 and 5.6 at September 30, 2013.

•         Repurchases of common shares totaled $13 million or 545,000 shares.

•         Non-GAAP operating margin was  4.0%.

Third Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the referenced quarters.

	Sep 30,	Jun 30,	Sep 30,
	2014	2014	2013
Computers and related products for business
enterprises	21%	21%	30%
Industrial control equipment	30	29	31
Telecommunication equipment	32	29	20
Medical devices	10	11	11
Testing and instrumentation products	7	10	8
	100%	100%	100%

Fourth Quarter 2014 Outlook

•         Revenue between $710 and $740 million.

•         Diluted earnings per share between $0.41 and $0.45 (excluding restructuring charges and integration costs).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central Time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (including equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management uses a non-GAAP measure of net income and earnings per share that excludes certain items to better assess operating performance and to help investors compare results with our previous guidance. Our non-GAAP information is not necessarily comparable to non-GAAP information used by other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “we are well positioned to execute our strategic plan and continue driving profitable growth,” our sales and diluted earnings per share (excluding special items) guidance for the fourth quarter of 2014, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
	2014	2014	2013	2014	2013

Income from operations (GAAP)	$21,915	$27,144	$29,473	$71,491	$56,249
Restructuring charges and integration
and acquisition-related costs	2,160	1,907	1,214	6,176	7,323
Asset impairment charge and other	-	-	-	-	2,606
Thailand flood related items, net of insurance	-	-	(9,748)	(1,571)	(9,748)
Customer bankruptcy	5,029	-	-	5,029	-
Non-GAAP income from operations	$29,104	$29,051	$20,939	$81,125	$56,430

Net income (GAAP)	$17,156	$22,150	$23,726	$58,431	$43,670
Restructuring charges and integration
and acquisition-related costs, net of tax	1,504	1,243	1,002	4,146	6,947
Asset impairment charge and other,
net of tax	-	-	-	-	2,849
Thailand flood related items, net of insurance
and tax	-	-	(7,817)	(1,263)	(7,817)
Customer bankruptcy, net of tax	4,831	-	-	4,831	-
Non-GAAP net income	$23,491	$23,393	$16,911	$66,145	$45,649

Earnings per share: (GAAP)
Basic	$0.32	$0.41	$0.44	$1.09	$0.80
Diluted	$0.32	$0.41	$0.43	$1.07	$0.80

Earnings per share: (Non-GAAP)
Basic	$0.44	$0.43	$0.31	$1.23	$0.84
Diluted	$0.43	$0.43	$0.31	$1.22	$0.83

Weighted-average number of shares used in calculating earnings per share:
Basic	53,660	53,826	54,087	53,712	54,361
Diluted	54,265	54,405	54,611	54,387	54,868

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Sales	$731,302	$599,658	$2,087,514	$1,749,624
Cost of sales	676,008	554,218	1,923,346	1,622,983
Gross profit	55,294	45,440	164,168	126,641
Selling, general and administrative expenses	31,219	24,501	88,072	70,211
Restructuring charges and integration
and acquisition-related costs	2,160	1,214	6,176	7,323
Asset impairment charge and other	-	-	-	2,606
Thailand flood related items, net of insurance	-	(9,748)	(1,571)	(9,748)
Income from operations	21,915	29,473	71,491	56,249
Interest expense	(494)	(481)	(1,443)	(1,403)
Interest income	535	292	1,718	997
Other income (expense), net	(1,105)	745	(980)	560
Income before income taxes	20,851	30,029	70,786	56,403
Income tax expense	3,695	6,303	12,355	12,733
Net income	$17,156	$23,726	$58,431	$43,670

Earnings per share:
Basic	$0.32	$0.44	$1.09	$0.80
Diluted	$0.32	$0.43	$1.07	$0.80

Weighted-average number of shares used in calculating earnings per share:
Basic	53,660	54,087	53,712	54,361
Diluted	54,265	54,611	54,387	54,868

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$420,236	$345,555
Accounts receivable, net	534,002	559,763
Inventories, net	434,166	396,699
Other current assets	36,382	40,816
Total current assets	1,424,786	1,342,833
Long-term investments	1,207	9,921
Property, plant and equipment, net	190,158	185,319
Goodwill and other, net	111,840	119,298
Total assets	$1,727,991	$1,657,371

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$651	$582
Accounts payable	341,508	320,953
Accrued liabilities	77,160	76,842
Total current liabilities	419,319	398,377
Capital lease obligations, less current installments	9,021	9,521
Other long-term liabilities	23,197	22,440
Shareholders’ equity	1,276,454	1,227,033
Total liabilities and shareholders’ equity	$1,727,991	$1,657,371